Exhibit 10.11

Party A (Lender): Guangzikeda Investment Management (Beijing) Co., Ltd.

Party B: (Borrower) Jie Zhao

ID No.: 652901197610056918

In accordance with the relevant laws and regulations, on the basis of equality and on the principle of equality and voluntariness, the two parties, after consultation, have reached the following agreement on the borrowing from Party A by Party B:

Article I. Borrowing limit: The amount borrowed by Party B from Party A is RMB Six Million Yuan Only (in figures: RMB6,000,000.00 yuan).

Article II. Interest on borrowings: The amount lent by Party A to Party B shall not be subject to interest within the term of borrowing.

Article III. Purpose of borrowing: Party B’s holding company shall, as required by its business operation, return or borrow funds according to its business development and capital turnover.

Article IV. Party B designates the following bank account as beneficiary’s account and guarantees its authenticity and validity.

Account name: Beijing WiMi Hologram Cloud Software Co., Ltd.

Bank of deposit: China Merchants Bank Co., Ltd. Beijing East Fourth Ring Branch

Account number: 110917111610901

Guangzikeda Investment Management (Beijing) Co., Ltd. (seal)

Article V. Guarantee clause: Party B must use the loan according to the purpose stipulated in the loan contract, and shall not use the loan to carry out illegal activities.

Article VI. Settlement of contract disputes: Disputes arising from the execution of this Contract shall be settled by both parties through friendly negotiation. If the negotiation fails, either party may file a lawsuit with the people’s court at the place where Party A is located.

Article VII. This Agreement shall be in duplicate. Each Party shall hold one copy, which shall enter into force upon being signed or sealed by both parties.

[No Text Below]

Party A (seal)

Guangzikeda Investment Management (Beijing) Co., Ltd. (seal)

Legal representative:

Date of signing: April 11, 2018

Party B (seal)

Jie Zhao

Date of signing: April 11, 2018